NEWS RELEASE
Exhibit 99.1
Vanguard Natural Resources Reports First Quarter 2011 Results

~Adjusted EBITDA rose 103% over first quarter 2010 to $37.6 million~

~ Distributable Cash Flow of $28.3 million rose 88% over first quarter 2010 ~

HOUSTON—May 10, 2011--Vanguard Natural Resources, LLC (NYSE: VNR) ("Vanguard" or "the Company") today reported financial and operational results for the quarter ended March 31, 2011.

Mr. Scott W. Smith, President and CEO, commented: “This quarter’s results include the contribution from our ownership of the general partner and an approximate 46% interest in the limited partnership interests in Encore Energy Partners, LP (NYSE: ENP)(“Encore”). From an operational standpoint, we have added a significant number of new employees to assist in the integration of the Encore assets and believe they have done an excellent job.  Quality oil and natural gas properties appear to be coming to market and we are actively evaluating acquisition opportunities with the goal of continuing our track record of reserve growth and distribution increases in 2011.”

Richard A. Robert, Executive Vice-President and CFO, added: “We have made significant progress integrating the Encore assets and feel confident that the expected benefits of the Encore acquisition are coming to fruition.  As such, we are pleased to pass on the economic benefits of the acquisition to our unitholders in a measured approach by raising our distribution for the second consecutive quarter.”

First Quarter 2011 Highlights:

•
We increased our quarterly distribution for the second consecutive quarter. The $0.57 per unit distribution declared for the first quarter of 2011 represents a 9% increase over the first quarter of 2010 and a 2% increase over fourth quarter 2010.

•
Adjusted EBITDA attributable to Vanguard unitholders (a non-GAAP financial measure defined below) increased 103% to $37.6 million from $18.5 million in the first quarter of 2010 and rose 83% from the $20.6 million recorded in the fourth quarter of 2010.

•
Distributable Cash Flow attributable to Vanguard unitholders (a non-GAAP financial measure defined below) increased 88% to $28.3 million from the $15.1 million generated in the first quarter of 2010 and grew 68% sequentially over the $16.9 million generated in the fourth quarter of 2010.

•
We reported net loss attributable to Vanguard unitholders for the quarter of $30.4 million or $(1.01) per basic unit compared to a reported net income of $21.7 million or $1.15 per basic unit in the first quarter of 2010; however, both quarters included special items.  The recent quarter included $71.5 million of non-cash unrealized net losses in our commodity and interest rate derivatives contracts and a $0.2 million non-cash compensation charge for the unrealized fair value of phantom units granted to management.  The 2010 first quarter results included a $10.6 million unrealized net gain in our commodity and interest rate derivatives contracts and a $0.03 million non-cash compensation charge for the unrealized fair value of phantom units granted to management.

•
Excluding the net impact of the specific non-cash items mentioned above and the administrative service fee eliminated in consolidation of $0.7 million, Adjusted Net Income attributable to Vanguard unitholders (a non-GAAP financial measure defined below) was $16.5 million in the first quarter of 2011 or $0.55 per basic unit, as compared to $11.2 million or $0.59 per basic unit, in the first quarter of 2010.

•
Reported average production of 13,273 BOE per day, up 205% over 4,345 BOE per day produced in the first quarter of 2010 and up 172% over fourth quarter 2010 average volumes of 4,884 BOE per day.  On a BOE basis, crude oil, natural gas liquids (“NGLs”) and natural gas accounted for 57%, 8%, and 35% of our production, respectively.  The 205% increase in total production on a BOE basis is primarily due to our acquisition of Encore effective December 31, 2010.

Due to the application of generally accepted accounting principles, please note that all production and reserve information reported at Vanguard reflect both Vanguard and Encore’s production and reserves on a consolidated basis which includes the approximate 53.4% ownership interest in Encore that Vanguard does not own.

During the quarter we sold 2,526 MMcf of natural gas, 685,047 Bbls of oil, and 88,361 Bbls of NGLs, compared to the 1,209 MMcf of natural gas, 132,411 Bbls of oil and 57,077 Bbls of natural gas liquids produced in the first quarter of 2010.  Including the positive impact of our hedges in the first quarter of this year, we realized a net price of $7.30 per Mcf on natural gas sales, $77.86 per Bbl on crude oil sales, and $55.85 per barrel on NGL sales, for an average sales price of $64.22 per BOE (all excluding amortization of premiums paid and amortization of value on derivative contracts acquired).

Recent Event

On March 24, 2011, Vanguard announced that it submitted a proposal to the chairman of the Conflicts Committee of the board of directors of the general partner of Encore to purchase all of ENP’s outstanding publicly-held units through a unit-for-unit exchange. Subject to negotiation and execution of a definitive agreement, Vanguard would offer 0.72 Vanguard common unit for each outstanding publicly-held ENP common unit as part of a transaction that would be structured as a merger of ENP with a wholly-owned subsidiary of Vanguard. The Conflicts Committee of the general partner of Encore has retained Bracewell & Giuliani as legal advisors and Jefferies & Company as financial advisors to assist in the evaluation of the proposal from VNR.  The proposal is subject to customary terms and conditions, including applicable board and special committee approvals and the negotiation of definitive agreements.  The Conflicts Committee of the general partner of Encore and its advisors are currently considering the proposal and expect to respond to the VNR Conflicts Committee in due course.

Hedging Activities

We enter into derivative transactions in the form of hedging arrangements to reduce the impact of natural gas and oil price volatility on our cash flow from operations. We have mitigated some of the volatility through 2012 for natural gas and through 2014 for crude oil by implementing a hedging program on a portion of our total anticipated production. At March 31, 2011, the fair value of commodity derivative contracts was a liability of approximately $90.5 million, of which $16.0 million settles during the next twelve months. Currently, we use fixed-price swaps, swaptions, puts and NYMEX collars to hedge natural gas and oil prices.

The following table summarizes new commodity derivative contracts that were put in place during the three months ended March 31, 2011:

	April 1,- December 31, 2011	Year 2012	Year 2013	Year 2014
Gas Positions:
Fixed Price Swaps:
VNR
Notional Volume (MMBtu)	—	915,000	—	—
Fixed Price ($/MMBtu)	$—	$5.50	$—	$—

Oil Positions:
Fixed Price Swaps:
VNR
Notional Volume (Bbls)	27,500	36,600	9,000	—
Fixed Price ($/Bbl)	$104.12	$104.12	$104.12	$—
Collars:
VNR
Notional Volume (Bbls)	—	36,600	—	—
Floor Price ($/Bbl)	$—	$95.00	$—	$—
Ceiling Price ($/Bbl)	$—	$105.00	$—	$—
ENP
Notional Volume (Bbls)	—	201,300	—	—
Floor Price ($/Bbl)	$—	$80.00	$—	$—
Ceiling Price ($/Bbl)	$—	$100.00	$—	$—
Consolidated
Notional Volume (Bbls)	—	237,900	—	—
Floor Price ($/Bbl)	$—	$82.31	$—	$—
Ceiling Price ($/Bbl)	$—	$100.77	$—	$—
Total Oil Positions:
VNR
Notional Volume (Bbls)	27,500	73,200	9,000	—
ENP
Notional Volume (Bbls)	—	201,300	—	—
Consolidated
Notional Volume (Bbls)	27,500	274,500	9,000	—

During the three months ended March 31, 2011, calls were sold or options provided to counterparties under swaption agreements to extend the swaps into subsequent years as follows:

	Year 2012	Year 2013	Year 2014	Year 2015
Swaptions:
VNR
Notional Volume (Bbls)	45,570	—	—	—
Weighted Average Fixed Price ($/Bbl)	$100.00	$—	$—	$—

The following table summarizes all commodity derivative contracts in place at March 31, 2011:

	April 1,- December 31, 2011	Year 2012	Year 2013	Year 2014
Gas Positions:
Fixed Price Swaps:
VNR
Notional Volume (MMBtu)	2,566,807	915,000	—	—
Fixed Price ($/MMBtu)	$7.78	$5.50	$—	$—
ENP
Notional Volume (MMBtu)	2,805,550	3,367,932	2,993,000	—
Fixed Price ($/MMBtu)	$6.06	$5.75	$5.10	$—
Consolidated
Notional Volume (MMBtu)	5,372,357	4,282,932	2,993,000	—
Fixed Price ($/MMBtu)	$6.88	$5.70	$5.10	$—
Collars:
VNR
Notional Volume (MMBtu)	1,366,500	—	—	—
Floor Price ($/MMBtu)	$7.28	$—	$—	$—
Ceiling Price ($/MMBtu)	$8.35	$—	$—	$—
Puts:
ENP
Notional Volume (MMBtu)	934,450	328,668	—	—
Fixed Price ($/MMBtu)	$6.31	$6.76	$—	$—
Total Gas Positions:
VNR
Notional Volume (MMBtu)	3,933,307	915,000	—	—
ENP
Notional Volume (MMBtu)	3,740,000	3,696,600	2,993,000	—
Consolidated
Notional Volume (MMBtu)	7,673,307	4,611,600	2,993,000	—

	April 1, - December 31, 2011	Year 2012	Year 2013	Year 2014
Oil Positions:
Fixed Price Swaps:
VNR
Notional Volume (Bbls)	359,750	384,300	305,400	209,875
Fixed Price ($/Bbl)	$89.19	$91.38	$90.26	$94.37
ENP
Notional Volume (Bbls)	394,625	947,940	1,295,750	1,168,000
Fixed Price ($/Bbl)	$81.62	$83.29	$88.95	$88.95
Consolidated
Notional Volume (Bbls)	754,375	1,332,240	1,601,150	1,377,875
Fixed Price ($/Bbl)	$85.23	$85.62	$89.20	$89.78
Collars:
VNR
Notional Volume (Bbls)	—	82,350	45,625	—
Floor Price ($/Bbl)	$—	$86.67	$80.00	$—
Ceiling Price ($/Bbl)	$—	$102.36	$100.25	$—
ENP
Notional Volume (Bbls)	517,000	475,800	—	—
Floor Price ($/Bbl)	$80.00	$74.23	$—	$—
Ceiling Price ($/Bbl)	$96.49	$90.98	$—	$—
Consolidated
Notional Volume (Bbls)	517,000	558,150	45,625	—
Floor Price ($/Bbl)	$80.00	$76.07	$80.00	$—
Ceiling Price ($/Bbl)	$96.49	$92.66	$100.25	$—
Total Oil Positions:
VNR
Notional Volume (Bbls)	359,750	466,650	351,025	209,875
ENP
Notional Volume (Bbls)	911,625	1,423,740	1,295,750	1,168,000
Consolidated
Notional Volume (Bbls)	1,271,375	1,890,390	1,646,775	1,377,875

Calls were sold or options provided to counterparties under swaption agreements to extend the swaps into subsequent years as follows:

	Year 2012	Year 2013	Year 2014	Year 2015
Swaptions:
VNR
Notional Volume (Bbls)	91,500	32,100	127,750	292,000
Weighted Average Fixed Price ($/Bbl)	$95.20	$95.00	$95.00	$95.63

Cash Distributions

On May 13, 2011, the Company will pay a first quarter cash distribution of $0.57 per unit to its unitholders of record as of May 6, 2011.  This quarterly distribution payment represents a 9% increase over the amount distributed for the first quarter of 2010 and a 2% increase over the fourth quarter of 2010.

Capital Expenditures

Capital expenditures for the drilling, capital workover and recompletion of oil and natural gas properties were approximately $3.5 million in the first quarter of 2011 compared to $1.6 million for the comparable quarter of 2010.  During the three months ended March 31, 2011, Vanguard spent $2.2 million on its properties with the majority being spent on the development drilling of two oil wells in Mississippi both of which are in the process of being completed.  The remaining $1.3 million represents total capital spent by Encore principally on non-operated properties of which $0.6 million is Vanguard’s ownership share.

Liquidity Update

At March 31, 2011, Vanguard had indebtedness under its reserve-based credit facility totaling $179 million with a borrowing base of $225 million which provided for $46 million in undrawn capacity.  However, since March 31, 2011, we have made net repayments of $7 million and the borrowing base is currently under review pursuant to our semi-annual redetermination.   We anticipate the review process will be completed during May 2011 and will reflect a modest increase to the borrowing base.

At March 31, 2011, ENP had $224 million outstanding under its revolving credit facility and $151 million of remaining availability. On April 14, 2011, the borrowing base was increased to $400 million pursuant to the semi-annual redetermination.  On May 9, 2011, there were $224 million of outstanding borrowings and $176 million of borrowing capacity under the Credit Agreement.

All borrowings under the revolving credit facility are reflected as current liabilities.  This is due to the revolving credit facility maturing within one year (March 7, 2012).  We are currently evaluating our options which, based on discussions with lenders, include extending the term of the revolving credit facility or refinancing under a new revolving credit facility.  We will continue to monitor these options with lenders (and consider other potential solutions) in the coming months.  However, the size or term of any extension to the revolving credit facility or replacement of the revolving credit facility may be significantly impacted should we consummate the proposed merger with VNR.

Conference Call Information

Vanguard will host a conference call today to discuss its first quarter results at 12:00 p.m. Eastern Time (11:00 a.m. Central). To access the call, please dial (877) 941-6009 or (480) 629-9770, for international callers and ask for the “Vanguard Natural Resources” call a few minutes prior to the start time. The conference call will also be broadcast live via the Internet and can be accessed through the investor relations section of Vanguard’s website, http://www.vnrllc.com.

A telephonic replay of the conference call will be available through June 10, 2011 and may be accessed by calling (303) 590-3030 and using the pass code 4435108#. A webcast archive will be available on the Investor Relations page at www.vnrllc.com shortly after the call and will be accessible for approximately 30 days. For more information, please contact Lisa Godfrey at (832) 327-2234 or email at investorrelations@vnrllc.com.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, and South Texas.  In addition, Vanguard owns 100% of the general partner of Encore Energy Partners LP (NYSE: ENP) and approximately 46% of the outstanding common units of Encore.  Encore has oil and natural gas properties located in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.  More information on Encore can be found at www.encoreenp.com and more information on Vanguard can be found at www.vnrllc.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

VANGUARD NATURAL RESOURCES, LLC
Operating Statistics
(Unaudited)

	Three Months Ended March 31,
	2011		2010
Net Natural Gas Production:
Appalachian gas (MMcf)	626		689
Permian gas (MMcf)	115		97
South Texas gas (MMcf)	402		423
ENP gas (MMcf)	1,383	(b)	—	(b)
Total natural gas production (MMcf)	2,526		1,209

Average Appalachian daily gas production (Mcf/day)	6,961		7,657
Average Permian daily gas production (Mcf/day)	1,282		1,079
Average South Texas daily gas production (Mcf/day)	4,465		4,700
Average ENP daily gas production (Mcf/day)	15,368	(b)	—	(b)
Average daily gas production (Mcf/day)	28,076		13,436

Average Natural Gas Sales Price per Mcf:
Net realized gas price, including hedges	$7.30	(c)	$10.12	(c)
Net realized gas price, excluding hedges	$4.36		$6.22

Net Oil Production:
Appalachian oil (Bbls)	25,631		32,356
Permian oil (Bbls)	111,395		96,421
South Texas oil (Bbls)	5,309		3,634
Mississippi oil (Bbls)	52,745		—	(a)
ENP oil (Bbls)	489,967	(b)	—	(b)
Total oil production (Bbls)	685,047		132,411

Average Appalachian daily oil production (Bbls/day)	285		360
Average Permian daily oil production (Bbls/day)	1,237		1,071
Average South Texas daily oil production (Bbls/day)	59		40
Average Mississippi daily oil production (Bbls/day)	586		—	(a)
Average ENP daily oil production (Bbls/day)	5,444	(b)	—	(b)
Average daily oil production (Bbls/day)	7,611		1,471

Average Oil Sales Price per Bbl:
Net realized oil price, including hedges	$77.86	(c)	$77.28	(c)
Net realized oil price, excluding hedges	$81.81		$73.00

Net Natural Gas Liquids Production:
Permian natural gas liquids (Bbls)	7,637		9,044
South Texas natural gas liquids (Bbls )	39,557		48,033
ENP natural gas liquids (Bbls )	41,167	(b)	—	(b)
Total natural gas liquids production (Bbls)	88,361		57,077

Average Permian daily natural gas liquids production (Bbls /day)	85		100
Average South Texas daily natural gas liquids production (Bbls /day)	440		534
Average ENP daily natural gas liquids production (Bbls /day)	457		—
Average daily natural gas liquids production (Bbls/day)	982		634

Average Net Realized Natural Gas Liquids Sales Price per Bbl	$55.85		$50.57

(a)	The Parker Creek acquisition closed on May 20, 2010 and, as such, no operations are included in the three month period ended March 31, 2010.

(b)
The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three month period ended March 31, 2010. The three month period ended March 31, 2011 includes the production attributable to the 53.4% interest that Vanguard does not own.

(c)	Excludes amortization of premiums paid and amortization of value on derivative contracts acquired.

VANGUARD NATURAL RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(Unaudited)

	Three Months Ended March 31,
	2011	2010 (a) (b)
Revenues:
Oil, natural gas, natural gas liquids sales	$72,039	$20,070
Loss on commodity cash flow hedges	(1,071)	(1,042)
Realized gain on other commodity derivative contracts	1,379	5,214
Unrealized gain (loss) on other commodity derivative contracts	(72,560)	10,810
Total revenues	(213)	35,052

Costs and expenses:
Production:
Lease operating expenses	12,900	4,073
Production taxes and marketing	6,222	1,582
Depreciation, depletion, amortization and accretion	19,827	4,238
Selling, general and administrative expenses	4,308	1,400
Total costs and expenses	43,257	11,293

Income (loss) from operations	(43,470)	23,759

Other income and (expense):
Interest expense	(6,787)	(1,291)
Realized loss on interest rate derivative contracts	(893)	(515)
Unrealized gain (loss) on interest rate derivative contracts	1,102	(250)
Other	(2)	—
Total other expense, net	(6,580)	(2,056)

Net income (loss)	(50,050)	21,703
Less:
Net loss attributable to non-controlling interest	(19,638)	—
Net income (loss) attributable to Vanguard unitholders	$(30,412)	$21,703

Net income (loss) per unit:
Common & Class B units – basic & diluted	$(1.01)	$1.15

Weighted average units outstanding:
Common units – basic	29,725	18,416
Common units – diluted	29,725	18,483
Class B units – basic & diluted	420	420

(a)	The Parker Creek acquisition closed on May 20, 2010 and, as such, no operations are included in the three month period ended March 31, 2010.

(b)	The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three month period ended March 31, 2010.

VANGUARD NATURAL RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,011	$1,828
Trade accounts receivable, net	34,664	34,003
Derivative assets	4,966	16,523
Other current assets	2,316	1,474
Total current assets	43,957	53,828

Natural gas and oil properties, at cost	1,317,572	1,312,107
Accumulated depletion	(268,241)	(248,704)
Natural gas and oil properties evaluated, net – full cost method	1,049,331	1,063,403

Other assets
Goodwill	420,955	420,955
Other intangible assets, net	8,972	9,017
Derivative assets	469	1,479
Deferred financing costs	4,727	5,649
Other assets	4,288	1,903
Total assets	$1,532,699	$1,556,234

Liabilities and members’ equity

Current liabilities
Accounts payable:
Trade	$5,394	$3,129
Affiliate	1,283	392
Accrued liabilities:
Lease operating	5,240	5,287
Developmental capital	2,558	996
Interest	482	310
Production taxes and marketing	13,207	11,686
Derivative liabilities	22,053	6,209
Deferred swap premium liability	1,325	1,739
Oil and natural gas revenue payable	2,120	3,558
Other	2,968	8,206
Current portion, long-term debt	399,000	175,000
Total current liabilities	455,630	216,512

Long-term debt	179,000	410,500
Derivative liabilities	76,757	30,384
Asset retirement obligations, net of current portion	29,593	29,434
Other long-term liabilities	82	11
Total liabilities	741,062	686,841

Commitments and contingencies

Members’ equity
Members’ capital, 29,770,627 common units issued and outstanding at March 31, 2011 and 29,666,039 at December 31, 2010	271,960	318,597
Class B units, 420,000 issued and outstanding at March 31, 2011 and December 31, 2010	4,931	5,166
Accumulated other comprehensive loss	(2,000)	(3,032)
Total VNR members’ equity	274,891	320,731
Non-controlling interest	516,746	548,662
Total members’ equity	791,637	869,393
Total liabilities and members’ equity	$1,532,699	$1,556,234

Use of Non-GAAP Measures

Adjusted EBITDA

We present Adjusted EBITDA in addition to our reported net income (loss) attributable to Vanguard unitholders in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) attributable to Vanguard unitholders plus:

•	Net income (loss) attributable to the non-controlling interest

The result is net income (loss) which includes the non-controlling interest. From this we add or subtract the following:

•	Net interest expense, including write-off of deferred financing fees and realized gains and losses on interest rate derivative contracts;

•	Depreciation, depletion and amortization (including accretion of asset retirement obligations);

•	Amortization of premiums paid on derivative contracts;

•	Amortization of value on derivative contracts acquired;

•	Unrealized gains and losses on other commodity and interest rate derivative contracts;

•	Deferred taxes;

•	Unit-based compensation expense;

•	Non-controlling interest amount attributable to each of the items above which revert the calculation back to an amount attributable to the Vanguard unitholders; and

•	Administrative services fees charged to Encore, excluding the non-controlling interest, which are eliminated in consolidation.

Adjusted EBITDA is used by management as a tool to measure (prior to the establishment of any cash reserves by our board of directors, debt service and capital expenditures) the cash distributions we could pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Distributable Cash Flow

We present Distributable Cash Flow in addition to our reported net income (loss) attributable to Vanguard unitholders in accordance with GAAP.  Distributable Cash Flow is a non-GAAP financial measure that is defined as net income (loss) attributable to Vanguard unitholders plus:

•	Net income (loss) attributable to the non-controlling interest

The result is net income (loss) which includes the non-controlling interest.  From this we add or subtract the following:

•	Depreciation, depletion and amortization (including accretion of asset retirement obligations);

•	Amortization of premiums paid on derivative contracts;

•	Amortization of value on derivative contracts acquired;

•	Unrealized gains and losses on other commodity and interest rate derivative contracts;

•	Deferred taxes;

•	Unit-based compensation expense;

•	Non-controlling interest amount attributable to each of the items above which revert the calculation back to an amount attributable to the Vanguard unitholders; and

•	Administrative services fees charged to Encore, excluding the non-controlling interest, which are eliminated in consolidation.

Less:

•	Drilling, capital workover and recompletion expenditures.

Distributable Cash Flow is used by management as a tool to measure (prior to the establishment of any cash reserves by our board of directors) the cash distributions we could pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates.  While Distributable Cash Flow is measured on a quarterly basis for reporting purposes, management must consider the timing and size of its planned capital expenditures in determining the sustainability of its quarterly distribution.  Capital expenditures are typically not spent evenly throughout the year due to a variety of factors including weather, rig availability, and the commodity price environment.  As a result, there will be some volatility in Distributable Cash Flow measured on a quarterly basis.  Distributable Cash Flow is not intended to be a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

VANGUARD NATURAL RESOURCES, LLC
Reconciliation of Net Income (Loss) to Adjusted EBITDA (a) and Distributable Cash Flow
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2011(b)	2010 (b) (c)

Net income (loss) attributable to Vanguard unitholders	$(30,412)	$21,703
Net loss attributable to non-controlling interest	(19,638)	—
Net income (loss)	(50,050)	21,703
Plus:
Interest expense, including realized losses on interest rate derivative contracts	7,680	1,806
Depreciation, depletion, amortization and accretion	19,827	4,238
Amortization of premiums paid on derivative contracts	4,367	505
Amortization of value on derivative contracts acquired	52	610
Unrealized (gains) losses on other commodity and interest rate derivative contracts	71,458	(10,560)
Deferred taxes	112	(80)
Unit-based compensation expense	479	254
Fair value of phantom units granted to officers	212	27
Adjusted EBITDA before non-controlling interest	54,137	18,503
Non-controlling interest attributable to adjustments above	(17,260)	—
Administrative services fees eliminated in consolidation	740	—
Adjusted EBITDA attributable to Vanguard unitholders	$37,617	$18,503
Less:
Interest expense, including realized losses on interest rate derivative contracts	(7,680)	(1,806)
Drilling, capital workover and recompletion expenditures	(3,454)	(1,594)
Non-controlling interest	1,840	—
Distributable Cash Flow attributable to Vanguard unitholders	$28,323	$15,103

(a)
Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(b)	The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three month period ended March 31, 2010.

(c)	The Parker Creek acquisition closed on May 20, 2010 and, as such, no operations are included in the three month period ended March 31, 2010.

Adjusted Net Income

We present Adjusted Net Income in addition to our reported net income (loss) attributable to Vanguard unitholders in accordance with GAAP.  Adjusted Net Income is a non-GAAP financial measure that is defined as net income (loss) attributable to Vanguard unitholders plus:

•	Net income (loss) attributable to the non-controlling interest

The result is net income (loss) which includes the non-controlling interest.  From this we add or subtract the following:

•	Unrealized gains and losses on other commodity derivative contracts;

•	Unrealized gains and losses on interest rate derivative contracts;

•	Unrealized fair value of phantom units granted to management;

•	Non-controlling interest amount attributable to each of the items above which revert the calculation back to an amount attributable to the Vanguard unitholders; and

•	Administrative services fees charged to Encore, excluding the non-controlling interest, which are eliminated in consolidation.

This information is provided because management believes exclusion of the impact of our unrealized derivatives not accounted for as cash flow hedges and non-cash natural gas and oil property impairment charge will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results.  Adjusted Net Income is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

VANGUARD NATURAL RESOURCES, LLC

Reconciliation of Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Three Months Ended March 31,
	2011 (a)	2010 (a)

Net income (loss) attributable to Vanguard unitholders	$(30,412)	$21,703
Net loss attributable to non-controlling interest	(19,638)	—
Net income (loss)	(50,050)	21,703
Plus:
Unrealized loss on other commodity derivative contracts	72,560	250
Unrealized fair value of phantom units granted to management	212	27
Less:
Unrealized gain on interest rate derivative contracts	(1,102)	(10,810)
Total adjustments	71,670	(10,533)
Adjusted net income before non-controlling interest	21,026	11,170
Non-controlling interest attributable to adjustments above	(5,850)	—
Administrative services fees eliminated in consolidation	740
Adjusted Net Income attributable to Vanguard unitholders	$16,510	$11,170

Basic net income (loss) attributable to Vanguard unitholders per unit	$(1.01)	$1.15
Net loss attributable to non-controlling interest	(0.65)	—
Basic net income (loss) per unit:	(1.66)	1.15
Plus:
Unrealized loss (gain) on commodity and interest rate derivative contracts, net	2.37	(0.56)
Unrealized fair value of phantom units granted to management	0.01	—
Non-controlling interest attributable to adjustments above	(0.19)	—
Administrative services fees eliminated in consolidation	0.02	—
Basic Adjusted Net Income per unit attributable to Vanguard unitholders:	$0.55	$0.59

(a)	The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three month period ended March 31, 2010.

Important Information for Investors

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by Encore Energy Partners, LP (“ENP”) and Vanguard Natural Resources, LLC (“VNR”), pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”).  If the proposed merger is approved, a registration statement of VNR, which will include a joint proxy statement of ENP and VNR, which will also constitute a prospectus of VNR, and other materials, will be filed with the SEC. IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENP, VNR AND THE PROPOSED MERGER. If and when applicable, investors and security holders may obtain a free copy of the joint proxy statement / prospectus and other documents containing information about ENP and VNR, without charge, at the SEC’s website at www.sec.gov

INVESTOR RELATIONS CONTACT:
Vanguard Natural Resources, LLC
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com